Exhibit 99-1
Investor / Media Relations                                      October 23, 2003
Mark Van Ert
Senior Vice President
Phone: 952.525.5092


                      METRIS REPORTS THIRD QUARTER RESULTS


         MINNETONKA, Minn. (October 23, 2003) - Metris Companies Inc. (NYSE:
MXT) today reported a net loss for the quarter ended September 30, 2003 of $120.3 million, or $2.27 per share. Included in these results are the impacts from the sale of the Company's membership club and warranty business, a portfolio sale of approximately $590 million, a workforce reduction, the sale of certificates of deposit, and an anticipated portfolio sale of approximately $500 million in the fourth quarter.

         On July 29, 2003 the Company sold its membership club and warranty business to CPP Group, a privately owned, leading provider of assistance products and services throughout Europe. The sale resulted in a pre-tax gain of approximately $80 million.

         On September 16, 2003 the Company sold a portfolio of approximately 160,000 credit card accounts amounting to $590 million in receivables. The sale included approximately $145 million of receivables from Direct Merchants Credit Card Bank, N.A., a wholly-owned subsidiary, and approximately $445 million of receivables from Metris Receivables, Inc., also a wholly-owned subsidiary, which were held by the Metris Master Trust prior to the sale. The sale resulted in a pre-tax loss of approximately $72 million, which included the write-off of approximately $20 million of portfolio premium associated with the assets sold.

         The third quarter results also include a $2.6 million pre-tax charge related to a workforce reduction announced on September 25, 2003.

         On September 30, 2003 the Company sold all of the brokered and retailed jumbo certificates of deposits issued by Direct Merchants Bank, totaling approximately $560 million in order to fully comply with the Office of the Comptroller of the Currency's request to eliminate the deposit risk to the FDIC by September 30, 2003. The sale resulted in a pre-tax loss of approximately $33 million. As of September 30, 2003, Direct Merchants Bank had cash of $190 million, net receivables of $64 million and total equity of $213 million.

         Management is also announcing its intention to sell a credit card portfolio approximating $500 million in receivables from Metris Receivables Inc. in the fourth quarter. The sale is expected to result in a pre-tax loss of approximately $64 million which is reflected in the third quarter results.

         "We have completed several steps during the quarter to reduce our overall funding requirements going into 2004," said David Wesselink, Metris Chairman and Chief Executive Officer. "We have also taken several steps during the past nine months to improve the overall performance of our portfolio. We are beginning to see the early results of these steps as the Metris Master Trust 2-cycle plus delinquency rates have dropped from a high of 12.1 percent in November of 2002 to 11.1 percent in September of 2003. We have also seen the three-month average excess spread in the Master Trust increase from 1.94 percent in the second quarter of 2003 to 2.70 percent in the third quarter of 2003."

         As of September 30, 2003, the Company's owned credit card portfolio was $111 million, down from $846 million at December 31, 2002. Managed credit card loans at September 30, 2003 declined by approximately $2.4 billion to $9.0 billion during the same period. The decrease in managed portfolio balances was due to the $590 million portfolio sale during the third quarter, the sale of two portfolios of delinquent accounts totaling $69 million, continued slower account growth, tighter underwriting standards and more stringent credit line management strategies.

         In the third quarter of 2003, the owned net charge-off rate was 51.8 percent, compared with 25.4 percent in the previous quarter and 38.4 percent in the third quarter of 2002. The managed net charge-off rate for the third quarter of 2003 was 23.1 percent, compared to 19.1 percent in the previous quarter and
16.3 percent for the third quarter of 2002. Excluding asset sales, the owned net charge-off rate would have been 9.8 percent for the third quarter 2003, compared to 9.7 percent for the previous quarter and 19.5 percent for the quarter ended September 30, 2002. Excluding asset sales, the managed net charge-off rate would have been 17.1 percent for the third quarter of 2003, compared to 18.1 percent for the previous quarter and 15.0 percent for the third quarter of 2002.

         The owned delinquency rate was 15.1 percent as of September 30, 2003, compared to 7.6 percent as of June 30, 2003 and 6.2 percent as of September 30, 2002. The managed delinquency rate was 11.1 percent as of September 30, 2003, compared to 11.2 percent as of June 30, 2003 and 10.7 percent as of September 30, 2002. Excluding asset sales, the owned delinquency rate would have been 22.4 percent as of September 30, 2003, compared to 11.7 percent as of June 30, 2003 and 11.3 percent as of September 30, 2002. Excluding asset sales, the managed delinquency rate would have been 11.4 percent as of September 30, 2003, compared to 11.5 percent as of June 30, 2003 and 11.0 percent as of September 30, 2002.

         The three-month average excess spread in the Metris Master Trust was
2.70 percent as of September 30, 2003, compared to 1.94 percent as of June 30, 2003 and 5.99 percent as of September 30, 2002. The delinquency rate in the Metris Master Trust was 11.1 percent as of September 30, 2003, compared to 11.6 percent as of June 30, 2003 and 12.0 percent as of December 31, 2002.


         Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minnesota is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly-owned subsidiary headquartered in Phoenix, Arizona. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

        Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal Securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those factors are: higher delinquency, charge-off and bankruptcy rates of the Company's target market of moderate-income consumers; risks associated with Direct Merchants Credit Card Bank's ability to comply with its agreement with regulators regarding the safety and soundness of its operations; risks relating to the Company's continuing ability to market its debt waiver/suspension products and maintain or expand on current levels in that business; interest rate risks; risks associated with acquired portfolios; dependence on the securitization markets and other funding sources to fund our business, including the refinancing of existing indebtedness; reduced funding availability and increased funding costs; state and federal laws and regulations that limit the Company's business activities, product offerings and fees; privacy laws that could result in lower marketing revenue and penalties for non-compliance; and general economic conditions that can have a negative impact on the performance of loans and marketing of debt waiver/suspension products. The Company undertakes no obligation to update any forward-looking statements. For further information on factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.



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
METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)

                                                                                          September 30,                December 31,
                                                                                               2003                        2002
Assets
Cash and due from banks                                                                $        35,927             $        62,813
Federal funds sold                                                                                  --                      88,000
Short-term investments                                                                         206,360                     429,419
                                                                                       ---------------             ---------------
Cash and cash equivalents                                                                      242,287                     580,232
                                                                                       ---------------             ---------------
Retained interests in loans securitized                                                      1,533,013                   1,736,912
Less: Valuation allowance                                                                      902,606                     986,517
                                                                                       ---------------             ---------------
Net retained interests in loans securitized                                                    630,407                     750,395
                                                                                       ---------------             ---------------
Credit card loans                                                                              110,922                     846,417
Less: Allowance for loan losses                                                                 42,402                      90,315
                                                                                       ---------------             ---------------
Net credit card loans                                                                           68,520                     756,102
                                                                                       ---------------             ---------------
Property and equipment, net                                                                     39,039                      83,831
Purchased portfolio premium                                                                     21,459                      64,579
Other receivables due from credit card securitizations, net                                    322,528                     184,220
Other assets                                                                                   113,327                     174,987
                                                                                       ---------------             ---------------
     Total assets                                                                      $     1,437,567             $     2,594,346
                                                                                       ===============             ===============

Liabilities
Deposits                                                                               $         6,298             $       892,754
Debt                                                                                           351,511                     357,649
Accounts payable                                                                                67,132                      53,589
Deferred income                                                                                 35,500                     159,267
Accrued expenses and other liabilities                                                          76,229                      72,062
                                                                                       ---------------             ---------------
     Total liabilities                                                                         536,670                   1,535,321
                                                                                       ---------------             ---------------
Stockholders' Equity
Convertible preferred stock-Series C, par value $.01 per share;
        10,000,000 shares authorized, 1,235,891 and 1,156,086 shares
        issued and outstanding, respectively                                                   460,370                     430,642
Common stock, par value $.01 per share;
        300,000,000 shares authorized, 64,911,718 and
      64,223,231 issued, respectively                                                              649                         642
Paid-in capital                                                                                230,393                     227,376
Unearned compensation                                                                             (158)                         --
Treasury stock - 7,055,300 shares                                                              (58,308)                    (58,308)
Retained earnings                                                                              267,951                     458,673
                                                                                       ---------------             ---------------
     Total stockholders' equity                                                                900,897                   1,059,025
                                                                                       ---------------             ---------------
     Total liabilities and stockholders' equity                                        $     1,437,567             $     2,594,346
                                                                                       ===============             ===============




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
METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                       Three Months Ended               Nine Months Ended
                                                                         September 30,                    September 30,
                                                                     2003              2002              2003              2002
                                                                     ----              ----              ----              ----
Interest Income:
Credit card loans                                               $     23,250      $     27,433      $     82,870      $    182,284
Federal funds sold                                                       264               145               788               369
Other                                                                  1,142             3,838             4,593             7,400
                                                                ------------      ------------      ------------      ------------
Total interest income                                                 24,656            31,416            88,251           190,053
Deposit interest expense                                               7,882            14,453            28,387            56,441
Other interest expense                                                14,414             8,799            31,967            25,931
                                                                ------------      ------------      ------------      ------------
Total interest expense                                                22,296            23,252            60,354            82,372
                                                                ------------      ------------      ------------      ------------
Net Interest Income                                                    2,360             8,164            27,897           107,681
Provision for loan losses                                             33,019            26,340           107,838           228,817
                                                                ------------      ------------      ------------      ------------
Net Interest Expense After Provision for Loan Losses                 (30,659)          (18,176)          (79,941)         (121,136)
                                                                ------------      ------------      ------------      ------------

Other Operating Income:
Net securitization and credit card servicing income                 (101,936)           71,287           (14,430)          299,929
Credit card fees, interchange and other credit card income            15,925            20,834            57,828           114,593
Credit protection revenue                                             42,614            57,730           139,738           179,272
Other enhancement services revenue                                    15,835            41,887            97,349           110,990
Gain on sale of membership club and warranty business                 80,391                --            80,391                --
                                                                ------------      ------------      ------------      ------------
                                                                      52,829           191,738           360,876           704,784
                                                                ------------      ------------      ------------      ------------

Other Operating Expense:
Credit card account and other product solicitation and                19,574            48,824            83,766           145,569
   marketing expenses
Employee compensation                                                 41,997            51,875           141,099           162,788
Data processing services and communications                           16,770            20,054            52,982            63,155
Credit protection claims expense                                       6,944            12,370            27,734            38,259
Occupancy and equipment                                                8,716            11,665            27,253            36,753
Purchased portfolio premium amortization                               8,107             7,232            21,102            23,430
MasterCard/Visa assessment and fees                                    2,444             3,377             7,090            10,794
Credit card fraud losses                                                 988             1,981             2,997             7,162
Asset impairments, lease write-offs and severance                     30,839                --            53,627             9,523
Loss on sale of deposits                                              32,963                --            32,963                --
Other                                                                 28,604            18,358            67,428            62,215
                                                                ------------      ------------      ------------      ------------
                                                                     197,946           175,736           518,041           559,648
                                                                ------------      ------------      ------------      ------------

(Loss) Income Before Income Taxes                                   (175,776)           (2,175)         (237,106)           23,999
Income tax expense (benefit)                                         (55,444)             (848)          (76,112)            9,360
                                                                ------------      ------------      ------------      ------------
Net (Loss) Income                                                   (120,332)           (1,327)         (160,994)           14,639
Convertible preferred stock dividends-Series C                        10,131             9,605            29,728            28,187
                                                                ------------      ------------      ------------      ------------
Net Loss applicable to common shareholders                      $   (130,463)     $    (10,932)     $   (190,722)     $    (13,548)
                                                                ============      ============      ============      ============


Loss per share - basic
Basic                                                               (2.27)            (0.19)            (3.32)            (0.22)
Diluted                                                             (2.27)            (0.19)            (3.32)            (0.22)

Shares used to compute loss per share:
Basic                                                               57,546            58,311            57,432            60,653
Diluted                                                             57,546            58,311            57,432            60,653



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
METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
                                                                                 Three Months Ended
                                                   September 30,      June 30,       March 31,      December 31,   September 30,
                                                        2003            2003            2003            2002            2002
Selected Operating Data (Owned Basis):
Credit card loans                                  $   110,922      $   632,913     $   686,285      $   846,417     $   765,489
Delinquency ratio (over 30 days) 1                        15.1%             7.6%            8.2%             0.9%            6.2%
Average credit card loans                          $   512,710      $   690,903     $   751,674      $   836,922     $   871,014
Net charge-off ratio annualized 1                         51.8%            25.4%            4.5%            34.2%           38.4%
Allowance for loan losses                          $    42,402      $   109,162     $   125,357      $    90,315     $   120,968
      as a percent of  credit card loans                  38.2%            17.2%           18.3%            10.7%           15.8%
      as a percent of 30-day plus delinquent
        receivables                                      253.2%           226.2%          222.2%          1146.7%          255.6%
Average interest-earning assets                    $ 1,098,535      $ 1,192,956     $ 1,408,663      $ 1,451,620     $ 1,781,914
Net interest margin                                        0.9%             4.3%            3.7%             5.0%            1.8%
Average assets                                     $ 2,273,344      $ 2,463,972     $ 2,667,183      $ 2,806,740     $ 3,119,838
Average total stockholder's equity                 $ 1,092,557      $ 1,106,153     $ 1,046,219        1,090,985     $ 1,113,984
Per-Share Statistics:
Loss per share (diluted)                           $     (2.27)     $     (0.44)    $     (0.61)     $     (1.02)    $     (0.19)
Book value per common share (period-end) 2                9.49            10.85           11.11            11.53           12.11
Stock price (period-end)                                  4.12             5.55            2.35             2.47            2.31
Shares outstanding (period-end)                         57,856           57,799          57,704           57,168          58,074
Shares used to compute EPS (diluted)                    57,546           57,462          57,257           57,199          58,311

1 Excluding the sale of $39.9 million of 2-cycle plus delinquent assets and the portfolio sale of approximately $145 million in September 2003, the owned delinquency ratio would have been 22.4 percent and the owned net charge-off ratio would have been 9.8 percent for the three months ended September 30,
  2003. Excluding the sale of $29.1 million of 4-cycle plus delinquent assets in
  June 2003, the owned delinquency ratio would have been 11.7 percent and the owned net charge-off ratio would have been 9.7 percent for the three months ended June 30, 2003. Excluding the sale of $72.5 million of 2-cycle plus delinquent assets in December 2002, the owned delinquency ratio would have been 8.7 percent and the owned net charge-off ratio would have been 5.8 percent for the three months ended December 31, 2002. Excluding the sale of
  $47 million of 2-cycle plus delinquent assets in September 2002, the owned delinquency ratio would have been 11.3 percent and the owned net charge-off ratio would have been 19.5 percent for the three months ended September 30,
  2002.
2 Book value is calculated assuming conversion of preferred stock.
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
METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.
                                                                                 Three Months Ended
                                                   September 30,      June 30,       March 31,      December 31,   September 30,
                                                        2003            2003            2003            2002            2002
Selected Operating Data (Managed Basis):
Period-end gross active accounts:
      Credit card loans                                     110             429             426            509              486
      Retained interests and investors'
        interests in loans securitized                    2,612           2,609           2,778           2,889           3,070
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                             2,722           3,038           3,204          3,398            3,556
                                                   ============    ============    ============    ============    ============
Period-end loans:
      Credit card loans                            $    110,922    $    632,913    $    686,285    $    846,417    $    765,489
      Retained interests and investors'
        interests in loans securitized                8,880,214       9,483,652       9,989,060      10,573,769      10,915,438
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $  8,991,136    $ 10,116,565    $ 10,675,345    $ 11,420,186    $ 11,680,927
                                                   ============    ============    ============    ============    ============
Average loans:
      Credit card loans                            $    512,710    $    690,903    $    751,674    $    836,922    $    871,014
      Retained interests and investors'
        interests in loans securitized                9,329,205       9,771,210      10,405,396      10,759,665      10,995,629
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $  9,841,915    $ 10,462,113    $ 11,157,070    $ 11,596,587    $ 11,866,643
                                                   ============    ============    ============    ============    ============
Delinquencies
      Credit card loans                            $     16,746    $     48,266    $     56,419    $      7,876    $     47,322
      Retained interests and investors'
        interests in loans securitized                  980,930       1,084,241       1,170,536       1,252,073       1,201,849
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    997,676    $  1,132,507    $  1,226,955    $  1,259,949    $  1,249,171
                                                   ============    ============    ============    ============    ============
Delinquency ratio (over 30 days):
      Credit card loans                                    15.1%            7.6%            8.2%            0.9%            6.2%
      Retained interests and investors'
        interests in loans securitized                     11.0%           11.4%           11.7%           11.8%           11.0%
      Managed 1                                            11.1%           11.2%           11.5%           11.0%           10.7%
Net charge-offs
      Credit card loans                            $     66,995    $     43,702    $      8,289    $     72,168    $     84,406
      Retained interests and investors'
        interests in loans securitized                  505,859         454,914         486,486         453,796         404,455
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    572,854    $    498,616    $    494,775    $    525,964    $    488,861
                                                   ============    ============    ============    ============    ============
Net charge-off ratio annualized:
      Credit card loans                                    51.8%           25.4%            4.5%           34.2%           38.4%
      Retained interests and investors'
        interests in loans securitized                     21.5%           18.7%           19.0%           16.7%           14.6%
      Managed 1                                            23.1%           19.1%           18.0%           18.0%           16.3%
Average interest-earning assets
      Owned                                        $  1,098,535    $  1,192,956    $  1,408,663    $  1,451,620    $  1,781,914
      Retained interests and investors'
        interests in loans securitized                9,329,204       9,771,210      10,405,396      10,759,665      10,995,629
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $ 10,427,739    $ 10,964,166    $ 11,814,059    $ 12,211,285    $ 12,777,543
                                                   ============    ============    ============    ============    ============
Net interest income
      Owned                                        $      2,360    $     12,717    $     12,820    $     18,206    $      8,164
      Retained  interests and investors'
        interests in loans securitized                  361,988         378,324         408,427         437,924         446,172
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    364,348    $    391,041    $    421,247    $    456,130    $    454,336
                                                   ============    ============    ============    ============    ============
Net interest margin
      Owned                                                 0.9%            4.3%            3.7%            5.0%            1.8%
      Retained  interests and investors'
        interests in loans securitized                     15.4%           15.5%           15.9%           16.1%           16.1%
      Managed                                              13.9%           14.3%           14.5%           14.8%           14.1%

1 Excluding the sale of $39.9 million of 2-cycle plus delinquent assets and the portfolio sale of approximately $145 million (owned) $590 million (managed) in September 2003, the managed delinquency ratio would have been 11.4 percent and the managed net charge-off ratio would have been 17.1 percent for the three months ended September 30, 2003. Excluding the sale of $29.1 million of 4-cycle plus delinquent assets in June 2003, the managed delinquency ratio would have been 11.5 percent and the managed net charge-off ratio would have been 18.1 percent for the three months ended June 30, 2003. Excluding the sale of $72.5 million of 2-cycle plus delinquent assets in December 2002, the managed delinquency ratio would have been 11.6 percent and the managed net charge-off ratio would have been 15.9 percent for the three months ended
  December 31, 2002. Excluding the sale of $47 million of 2-cycle plus delinquent assets in September 2002, the managed delinquency ratio would have been 11.0 percent and the managed net charge-off ratio would have been 15.0 percent for the three months ended September 30, 2002.
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